EXHIBIT 10(j)

                              CONSULTING AGREEMENT


         This Consulting Agreement (the "Agreement") dated as of March 13, 1996, is by and between Tidewater Inc., a Delaware corporation (the "Company") and Larry D. Hornbeck ("Hornbeck").

                                   WITNESSETH:

         WHEREAS, Hornbeck is currently a shareholder, director and officer of Hornbeck Offshore Services, Inc. ("HOSS");

         WHEREAS, pursuant to that certain Agreement and Plan of Merger (the "Merger Agreement"), dated as of December __, 1995, between, among others, the Company and HOSS, all shares of common stock, $.10 par value per share, of HOSS, including the shares held by Hornbeck, have been converted into the right to receive the Merger Consideration (as defined in the Merger Agreement), and HOSS has been acquired by merger by the Company (the "Merger");

         WHEREAS, in order to preserve the goodwill of HOSS being transferred to the Company in connection with the Merger, Hornbeck has agreed, pursuant to the Merger Agreement, to execute and deliver this Agreement; and

         WHEREAS, in order to induce the Company to consummate the Merger and in exchange for the payments specified herein, Hornbeck is willing to enter into this Agreement.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties hereto hereby agree as follows:

         1. DEFINITIONS. As used in this Agreement, the following terms shall have the meanings set forth below:

                  (a) "Affiliate" - the meaning specified in Rule 12b-2 under the Securities Exchange Act of 1934, as amended.

                  (b) "Associate" - the meaning specified in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended.

                  (c) "Confidential Information" - information of any nature and in any form which at the time or times concerned is not generally known to those persons engaged in business similar to that or contemplated by the Company (other than by the act or acts of an employee not authorized by the Company to disclose such information).

                  (d) "Person" - any natural person, corporation, partnership, limited liability company, trust or any other entity, organization, or enterprise of any kind, including governmental or political subdivisions, agencies or instrumentalities thereof.


         2.       PERSONAL SERVICES TO BE PERFORMED.

                  (a) In addition to serving on the Board of Directors of the Company pursuant to Section 7.3(l) of the Merger Agreement, the Company hereby engages Hornbeck to serve as its consultant and

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Hornbeck agrees to so serve for the period specified in Section 6 hereof commencing as of the date hereof, unless sooner terminated as provided therein.

                  (b) During the three-month period commencing on the date hereof, Hornbeck shall devote an average of up to thirty-six hours per week to the performance of his duties as consultant subject to the instruction and direction of the President of the Company.

                  (c) During each of the next six months of this Agreement following the period in 2(b) above, Hornbeck shall devote an average of up to eighteen hours per week to the performance of such services as may be necessary or desirable to render the prompt and effective performance of his duties hereunder.

                  (d) During each of the next fifteen months of this Agreement, following the period in 2(c) above, Hornbeck shall devote an average of up to nine hours per week to the performance of such services as may be necessary or desirable to render the prompt and effective performance of his duties hereunder.

                  (e) Hornbeck shall not be precluded from pursuing other employment or occupational or vocational activities, provided that he (i) complies with the covenants contained in Sections 2 and 4 hereof, (ii) remains able to devote sufficient time, skill, labor and attention to the performance of his services hereunder in an effective manner, and (iii) does not engage in any activity during the term of this Agreement that would be deemed to be a breach of his duty of loyalty to the Company. Notwithstanding the preceding, Hornbeck shall be entitled to remain on the board of Coastal Towing, Inc.

                  (f) For purposes of complying with the requirements of this
Section 2, the following provisions shall apply: Hornbeck's services hereunder shall be provided Monday through Friday during the Company's normal operating hours. Any international travel time required of Hornbeck shall be included as service hereunder; provided, however, that Hornbeck's duties hereunder shall not require an unreasonable amount of travel which shall average no more than five days per month.

         3.       COMPENSATION AND BENEFITS.

                  (a) In exchange for the services to be provided by Hornbeck pursuant to Section 2 hereof, the Company will pay Hornbeck monthly Ii) $33,333.33 per month during the three-month period commencing on the date hereof, (ii) $16,666.67 per month during each of the next nine months following the period in 3(a)(i), and (iii) $8,333.33 per month during each of the next 12 months following the period in 3(a)(i). the amounts payable hereunder will be paid regardless of whether the Company calls upon Hornbeck to consult, and 100% of the balance owed hereunder will be paid upon Hornbeck's death or disability. The Company will treat Hornbeck as an independent contractor for withholding and other employment tax purposes. Furthermore, any additional services provided by Hornbeck in excess of that required under Section 2 shall entitle Hornbeck to additional compensation which shall be mutually agreed to by Hornbeck and the Company. Hornbeck shall be entitled to 100% of the balance owed hereunder if the Company shall terminate this Agreement for any reason which is not permitted under Section 6 hereunder. (b) During the term of this Agreement, the Company will also reimburse Hornbeck for all travel (including business class air travel and $.40 per mile for auto) and other out-of-pocket expenses reasonably incurred by him in the performance of his duties hereunder, subject to his observance of any policies of general application with respect thereto maintained by the Company. Such reimbursements shall be promptly paid after the Company's receipt of Hornbeck's written expense voucher (with copies of bills attached) indicating the amount, nature and purpose of the expenses incurred, all of which shall be in such form and detail as to enable the Company to substantiate its federal income tax deductions for such expenses.

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                  (c) During the term of Hornbeck's Board membership, Hornbeck will receive all compensation and benefits paid to the Company's other non-employee board members for his membership on, attendance at, and participation in Board meetings and any committees thereof of which eh is a member. Hornbeck shall be appointed to Board Membership two days after consummation of the merger pursuant to the Merger Agreement and, in addition, shall be recommended at the Company's next annual shareholders' meeting for Board Membership in the class of directors elected for a three-year term. Notwithstanding another agreements to the contrary, if Hornbeck is not recommended to the Company's shareholders and elected for Board Membership for a minimum aggregate period of three years (or placed in a class of directors serving for such period), then this Agreement will terminate, and Hornbeck will be entitled to the remaining balance owed hereunder.

         4.       CONFIDENTIAL INFORMATION; NON-COMPETITION.

                  (a) Hornbeck acknowledges that the Company has and will acquire through its business activities various types of Confidential Information that may be known by or disclosed to Hornbeck and that unauthorized disclosure of such information by Hornbeck to third parties may be damaging to the Company. Hornbeck hereby agrees that he will not, and will cause his Affiliates and Associates not to, at any time during or after the term of this Agreement, divulge or reveal, directly or indirectly, or use for his own benefit or the benefit of any person or entity other than the Company, any Confidential Information relating to the Company, its subsidiaries or affiliates, or any of the businesses operated by them. Hornbeck will return all tangible evidence of any such Confidential Information at the termination of his consulting services.

                  (b) Hornbeck agrees that during the term of this Agreement, he will not engage, directly or indirectly (including without limitation, through the ownership of more than a 5% interest in any entity), in any business activity that competes with the Company in any line of business in which the Company is engaged during the term of this Agreement.

                  5.       STATUS OF CONSULTANT.

                  (a) The Company and Hornbeck understand and agree that Hornbeck is an independent contractor and is not an employee of the Company. Accordingly, Hornbeck acknowledges and agrees that (i) except as provided in
Section 12(g) of this Agreement, he will not be eligible or entitled to participate in any employee benefit plans, arrangements, distributions, insurance or other similar benefits that may be provided by the Company to its employees, (ii) he will not be treated as an employee for purposes of any federal or state law regarding income tax withholding or for purposes of contributions required by any unemployment, insurance or compensatory program, and (iii) he will be solely responsible for the payment of any taxes or assessments imposed on account of the payment of compensation to, or the performance of consulting services by, him pursuant to this Agreement.

                  (b) Hornbeck will not, and has no authority to, represent to others that he is an employee of the Company. Except as expressly authorized in writing by the Company and except with respect to his membership on the Company's Board of Directors, Hornbeck has no authority to bind or obligate the Company, to use the name of the Company or any of its affiliates in any manner whatsoever, or to represent to others that he has any such authority.

         6.       TERM; TERMINATION.

                  (a) Unless earlier terminated pursuant to the provisions of subsection (b) hereof, the terms and provisions of this Agreement shall terminate on the second anniversary of this Agreement.

                  (b)      This Agreement may be terminated:


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                           (i) by either party hereto in the event of a material
breach by the other of them of any covenant or agreement contained in this Agreement, which cannot be cured within five days after written notice of such breach is given to the party committing such breach;

                           (ii)by the Company, upon the death, incapacitation or
gross misconduct involving moral turpitude of Hornbeck; or

                           (iii) by the mutual written consent of both parties
hereto in whole or in part at any time.

                  (c) Except as otherwise provided herein, upon termination of this Agreement under this Section 6, all obligations of the Company and of Hornbeck hereunder shall cease. Notwithstanding the foregoing, in the event this Agreement is terminated by Hornbeck pursuant to subsection (b)(i) above, all amounts owed to him for the unexpired term of this Agreement pursuant to Section 3 hereof shall become immediately due and payable in full to Hornbeck within 30 days of such termination.

                  (d) If as a result of untenable work conditions Hornbeck elects to terminate this Agreement prior to its expiration, the Company will be obligated to pay him the following:

                           i. 0% of the balance owed hereunder if such
                  termination within the first months of this Agreement;

                           ii. 50% of the remaining balance owed hereunder if
                  such termination occurs between the fourth and twelfth month of this Agreement;

                           iii. 85% of the remaining balance owed hereunder if
                  such termination occurs between the thirteenth and twenty-fourth month of this Agreement.

         7. NOTICES. Any notice, communication, request, reply, consent, advice or disclosure notice ("Notice") required or permitted to be given or made by any party to another in connection with this Agreement must be in writing and may be given or served by (i) depositing such Notice in the United States mail, postage prepaid and registered or certified with return receipt requested, (ii) by hand delivering such Notice, (iii) by sending such Notice by an express air mail courier service for next business day delivery, or (iv) sending such Notice by telex or telecopy, the receipt of which is confirmed in writing by the named recipient. Notice deposited in the mail in the manner described above shall be effective 72 hours after such deposit, and Notice hand delivered in person or delivered by telex, telecopy or express courier service shall be effective at the time of delivery. For purposes of delivering any Notice, the addresses of the parties shall, until changed as hereinafter provided, be as follows:

                  (a)      If to the Company:

                           Tidewater Inc.
                           1440 Canal Street
                           New Orleans, Louisiana  70112
                           Attention:  William C. O'Malley

                  (b)      If to Hornbeck:

                           Larry D. Hornbeck
                           P.O. Box 191
                           Port Bolivar, TX 77650

or such other address as either party shall specify by notice in writing to the other party.

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         8. COMPLETE AGREEMENT; NO AMENDMENT. This Agreement constitutes the entire understanding between the Company and Hornbeck with respect to the matters provided for herein, and all prior discussions, negotiations, commitments, writings and understandings related hereto are hereby superseded. This Agreement shall not be amended or modified except by the written agreement of the parties hereto.

         9. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and permitted assigns. Hornbeck may not assign either his rights or obligations hereunder without the prior written consent of the Company.

         10. GOVERNING LAW. The construction and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the laws of the State of [Louisiana].


         11. WAIVERS. The Company will not be deemed as a consequence of any act, delay, failure, omission, forbearance or other indulgence granted by it from time to time or for any other reason: (a) to have waived, or to be estopped from exercising, any of its rights or remedies under this Agreement or (b) to have modified, changed, amended, terminated, rescinded, or superseded any of the terms of this Agreement, unless such waiver, modification, amendment, change, termination, rescission, or supersession is express, in writing and signed by a duly authorized officer of the Company. No single or partial exercise by the Company of any right or remedy will preclude other or further exercise thereof or preclude the exercise of any other right or remedy, and a waiver expressly made in writing on one occasion will be effective only in that specific instance and only for the precise purpose for which given, and will not be construed as a consent to or a waiver of any right or remedy on any future occasion. No notice to or demand on Hornbeck will entitle Hornbeck to any other or future notice or demand in similar or other circumstances.

         12.  MISCELLANEOUS.

                  (a) This Agreement does not in any modify Hornbeck's or HOSS' rights or obligations pursuant to the Change in Control Agreement between Hornbeck and HOSS dated June 20, 1995.

                  (b) HOSS and the Company hereby assign to Hornbeck all rights to the "Hornbeck" name and any abbreviation thereof, and the Hornbeck "horsehead" logo.

                  (c) Hornbeck shall be entitled to the memorabilia and personal furnishings and effects in the HOSS offices.

                  (d) Hornbeck's base of operations will be in the Galveston/Port Bolivar, Texas area. Furthermore, as long as the Company keeps the Galveston office open, the Company will provide Hornbeck with the right to remain in his current office there, with appropriate secretarial and support services and facilities necessary to carry out the services required under this Agreement or requested by the Company. If and when that office is closed, he shall operate from his home office or the Company's Houston facility with appropriate support necessary to carry out the services required under this Agreement or requested by the Company.

                  (e) If Hornbeck is remove from the Board for any reason, any noncompete applicable to Hornbeck will terminate.

                  (f) The Company will indemnify Hornbeck for any labilities (including attorney's fees and expenses) in connection with his providing of consulting services hereunder.


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                  (g) Subject to Hornbeck being employed on a full-time basis by another employer which provides comparable insurance to Hornbeck, Hornbeck and his spouse shall be entitled for the remainder of his and his spouses's life, at the Company's expense, to group Retiree health insurance benefits. Hornbeck shall, if requested by the Company, be required to reimburse the Company for the cost of providing such benefits after he attains age 68. Furthermore, after age 65, any health insurance benefits provided to Hornbeck hereunder shall be coordinated with medicare coverage that is available.

         IN WITNESS WHEREOF, the parties hereto have duly authorized, executed and delivered this Agreement as of the date first above written.

                                                           TIDEWATER INC.


                                               By:       S/WILLIAM C. O'MALLEY
                                                           William C. O'Malley
                                                         Chairman, President and
                                                         Chief Executive Officer

                                                          S/LARRY D. HORNBECK
                                                            Larry D. Hornbeck



Acknowledged and agreed to:

HORNBECK OFFSHORE SERVICES, INC.

By:   S/KEN C. TAMBLYN
Name:   KEN C. TAMBLYN
Title: VICE PRESIDENT